Exhibit 99.1

Taylor Capital Reports First Quarter Results

CHICAGO, IL—April 28, 2010—Taylor Capital Group, Inc. (the “Company”) (NASDAQ: TAYC), the parent company of Cole Taylor Bank, one of Chicago’s leading middle market commercial banks (the “Bank”), today reported results for the first quarter of 2010.

For the three months ended March 31, 2010, the Company reported a net loss applicable to common stockholders of $13.6 million, or $1.30 per diluted common share, compared to a net loss applicable to common stockholders of $5.9 million, or $0.56 per diluted share common share, for the fourth quarter of 2009.

Financial Highlights

•

Pre-tax, pre-provision earnings from core operations totaled $14.2 million for the three months ended March 31, 2010, as compared to $14.8 million for the three months ended December 31, 2009, and $11.6 million for the three months ended March 31, 2009.

•

Net interest income for the first quarter of 2010 rose to $33.5 million, up from $32.8 million in the fourth quarter of 2009. The Company’s net interest margin for the first quarter was 3.15%, up from 3.10% for the fourth quarter.

•	Noninterest expense was $27.2 million for the first quarter of 2010, down from $30.2 million in the fourth quarter of 2009.

•	The Company’s asset quality indicators were stable between the periods:

•	Nonaccrual loans totaled $141.1 million at March 31, 2010, as compared to $141.4 million reported at December 31, 2009.

•	Nonperforming assets were 3.73% of total assets at March 31, 2010, down from 3.81% at December 31, 2009.

•	The allowance for loan losses as a percent of total loans was 3.33% at March 31, 2010, as compared to 3.50% at December 31, 2009.

•	The first quarter 2010 provision for loan losses rose to $21.1 million, up from $19.0 million for the fourth quarter of 2009.

•	Total credit expense for the first quarter (provision for loan losses plus nonperforming asset expense) was $26.1 million as compared to $27.5 million for the fourth quarter of 2009.

•	The Company’s capital ratios remain above all regulatory requirements for well-capitalized banks.

In commenting on the results, Taylor Capital Chairman Bruce W. Taylor said, “The past two years have seen a dramatic transformation of this organization. We’ve refocused the bank on our core middle market commercial lending business and added significant new talent across the organization. We’re expanding our products and services and seeking new revenue opportunities. The quality of the new relationships we’re bringing to the bank reflects positively on the quality of our staff and the products and services we bring to the middle market.”

“We continued to add new commercial banking relationships in the first quarter, with our asset based lending group being an area of particular strength,” said Mark A. Hoppe, President and Chief Executive Officer of Taylor Capital and Cole Taylor Bank. “That group has seen strong growth in both relationships and new loans. Our residential mortgage origination business was launched in January and is ramping up quickly. We recently announced plans to exchange shares of Series A preferred stock into shares of our common stock and to raise $60 million in additional capital during the second quarter of 2010. We are working to improve our sources of revenue, while continuing to aggressively recognize and deal with problems in our loan portfolio. This resulted in increased charge-offs and a larger provision for loan losses and negatively impacted our results for the quarter. Asset quality has been and will continue to be a top priority for us.”

Pre-tax, Pre-Provision Earnings From Core Operations

The Company’s pre-tax, pre-provision earnings from core operations totaled $14.2 million for the three months ended March 31, 2010, as compared to $14.8 million for the three months ended December 31, 2009, and $11.6 million for the three months ended March 31, 2009. The decrease in first quarter 2010 results as compared to the fourth quarter of 2009 was primarily attributable to higher operating expenses associated with the Bank’s new mortgage origination group. As compared to the first quarter of 2009, pre-tax, pre-provision earnings from core operations for the first quarter of 2010 increased due to an increase in net interest income, partially offset by increased operating expenses including costs for the new mortgage origination group and higher FDIC insurance expense. A schedule reconciling earnings in accordance with U. S. generally accepted accounting principles (“GAAP”) to the non-GAAP measurement of pre-tax, pre-provision earnings from core operations is provided in the attached tables.

Revenue

For the first quarter of 2010, the Company’s net interest income increased to $33.5 million, up from $32.8 million reported for the fourth quarter of 2009.

The net interest margin was 3.15% for the first quarter of 2010, up from 3.10% in the fourth quarter of 2009. A ten basis point decline in the Company’s yield on interest-earning assets, primarily due to investment portfolio changes which reduced the overall yield of the portfolio, was more than offset by a 26 point decline in the cost of funds. The 26 basis point decline was attributable to reductions in rates paid on time deposits and other borrowed funds, along with an increased volume of funding from lower cost sources.

Noninterest income for the first quarter of 2010 totaled $4.4 million, down from $12.7 million in the prior quarter. This was primarily the result of a $7.5 million decrease in gains on sales of investment securities. Service charge and other fee income remained relatively flat from the previous quarter, while revenue from the Bank’s new residential mortgage origination group totaled $303,000. Offsetting these changes was a first quarter loss on the disposition of purchased mortgage loans of $2.0 million, $1.3 million greater than the $656,000 loss recorded in the fourth quarter of 2009. This is largely due to losses on hedges placed on single-family mortgages held for sale and write downs on the transfer of some of these loans to the portfolio.

Expense

Noninterest expense totaled $27.2 million for the first quarter of 2010 as compared to $30.2 million for the fourth quarter of 2009. A $3.5 million reduction in nonperforming asset expense was partially offset by $1.2 million in expenses attributable to the new residential mortgage origination unit. Excluding the nonperforming asset expense and costs associated with the new mortgage origination unit, noninterest expense would have declined by $775,000 between the periods.

Balance Sheet

At March 31, 2010, the Company’s assets totaled $4.5 billion, compared to $4.4 billion at December 31, 2009.

Investment securities increased to $1.4 billion at March 31, 2010, from $1.3 billion at December 31, 2009. This increase was due to purchases intended to enhance the Company’s asset/liability mix.

Total loans in the portfolio were $2.9 billion at March 31, 2010, and $2.8 billion at December 31, 2009. Growth from new relationships and expanded existing relationships was offset by continued low levels of line utilization by customers as well as loan charge-offs. Loans held for sale at March 31, 2010, totaled $28.5 million, down from $81.9 million at December 31, 2009. The reduction was due to the transfer of commercial and mortgage loans to the Bank’s loan portfolio and the sale of mortgage loans held for sale.

At March 31, 2010, the Company’s total deposits remained at $3.0 billion, unchanged from December 31, 2009. A decrease in noninterest bearing deposits and in other interest bearing transaction accounts was offset by growth in money market accounts and certificates of deposit.

Other borrowings increased to $633.4 million at March 31, 2010, from $337.7 million at December 31, 2009, as the Company added lower cost liabilities, primarily wholesale repurchase agreements and downstream federal funds purchased to its balance sheet. Notes payable and other advances declined to $475.0 million at the end of the first quarter from $627.0 million at year end due to the Company’s planned exit from the Federal Reserve Term Auction Facility.

Credit Quality

At March 31, 2010, total non-performing assets rose slightly to $168.5 million from the $167.7 million reported at December 31, 2009. However, as a percent of total assets, nonperforming assets decreased to 3.73% at March 31, 2010, down from 3.81% of total assets at December 31, 2009.

Nonaccrual loans totaled $141.1 million at March 31, 2010, as compared to $141.4 million at December 31, 2009. In response to the significant decline in the housing market, the Company continues to reduce its exposure to residential construction and land loans. At March 31, 2010, residential construction and land loans totaled $206.7 million, down from $221.9 million at December 31, 2009 and $338.2 million at March 31, 2009. Nonaccrual loans in that category declined to $57.3 million, down from $62.8 million at December 31, 2009 and $100.6 million one year earlier. Offsetting that decline was an increase in nonaccrual commercial construction and land loans. Other real estate owned was $27.4 million at March 31, 2010, as compared to $26.2 million at the end of 2009. Loans contractually past due 30 through 89 days were $13.2 million at both March 31, 2010, and at December 31, 2009.

The provision for loan losses for the first quarter of 2010 was $21.1 million, up $2.1 million from $19.0 million recorded for the fourth quarter of 2009. Total credit expense for the first quarter (provision for loan losses plus nonperforming asset expense) was $26.1 million as compared to $27.5 million for the fourth quarter of 2009.

The allowance for loan losses was $100.2 million at March 31, 2010, compared to $106.2 million at December 31, 2009. As a percent of loans, the loan loss allowance was 3.33% at March 31, 2010, as compared to 3.50% at December 31, 2009. As a percent of nonperforming loans, the allowance was 70.93% at March 31, 2010, down from 75.06% at December 31, 2009.

Capital

At March 31, 2010, the Company’s Tier I Risk Based Capital ratio was 9.29%, while its Total Risk Based Capital ratio was 12.34% and its Tier I Capital to Average Assets leverage ratio was 7.07%. These ratios exceed all regulatory requirements for well-capitalized banks, which are 6.00% for Tier I Risk Based Capital, 10.00% for Total Risk Based Capital and 5.00% for Tier I Capital to Average Assets.

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is a $4.5 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the banking needs of closely held businesses and the people who own and manage them. Cole Taylor is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “might”, “contemplate”, “plan”, “prudent”, “potential”, “should”, “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2010 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area; the risks associated with the high concentration of commercial real estate loans in our portfolio; the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market; the risks associated with management changes, employee turnover and our commercial banking growth initiative, including our expansion of our asset-based lending operations and our entry into new geographical markets; negative developments and disruptions in the credit and lending markets, including the impact of the ongoing credit crisis on our business and on the businesses of our customers as well as other banks and lending institutions with which we have commercial relationships; a continuation of the recent unprecedented volatility in the capital markets; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy; changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, including loan syndication opportunities and competition; changes in legislation or regulatory and accounting principles, policies or guidelines affecting our business; and other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section captioned “Risk Factors” in our December 31, 2009 Annual Report on Form 10-K filed with the SEC on March 29, 2010. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Media Contact:	Ilene Stevens
847.653.7731

## end ##

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) Mar. 31, 2010	Dec. 31, 2009
ASSETS
Cash and cash equivalents	$38,666	$48,469
Investment securities	1,408,240	1,271,271
Loans held for sale, at lower of cost or market	28,492	81,853
Loans, net of allowance for loan losses of $100,151 and $106,185 at March 31, 2010 and December 31, 2009, respectively	2,878,128	2,847,290
Premises, leasehold improvements and equipment, net	14,951	15,515
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	36,484	31,210
Other real estate and repossessed assets, net	27,355	26,231
Other assets	81,864	81,663

Total assets	$4,514,180	$4,403,502

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$587,402	$659,146
Interest-bearing	2,370,318	2,317,654

Total deposits	2,957,720	2,976,800
Other borrowings	633,422	337,669
Accrued interest, taxes and other liabilities	51,830	60,925
Notes payable and other advances	475,000	627,000
Junior subordinated debentures	86,607	86,607
Subordinated notes, net	55,801	55,695

Total liabilities	4,260,380	4,144,696

Stockholders’ equity:
Preferred stock, Series A	60,000	60,000
Preferred stock, Series B	99,221	98,844
Common stock	120	120
Surplus	227,022	226,398
Accumulated deficit	(124,251)	(110,617)
Accumulated other comprehensive income, net	16,324	8,697
Treasury stock	(24,636)	(24,636)

Total stockholders’ equity	253,800	258,806

Total liabilities and stockholders’ equity	$4,514,180	$4,403,502

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	For the Three Months Ended
	Mar. 31, 2010	Dec. 31, 2009	Mar. 31, 2009
Interest income:
Interest and fees on loans	$38,211	$40,180	$39,367
Interest and dividends on investment securities:
Taxable	13,446	12,515	13,513
Tax-exempt	1,229	1,265	1,427
Interest on cash equivalents	1	5	10

Total interest income	52,887	53,965	54,317

Interest expense:
Deposits	12,442	14,253	20,059
Other borrowings	2,285	2,226	2,176
Notes payable and other advances	1,624	1,601	1,519
Junior subordinated debentures	1,438	1,448	1,600
Subordinated notes	1,631	1,627	1,617

Total interest expense	19,420	21,155	26,971

Net interest income	33,467	32,810	27,346
Provision for loan losses	21,130	19,002	15,563

Net interest income after provision for loan losses	12,337	13,808	11,783

Noninterest income:
Service charges	2,857	2,825	2,821
Trust and investment management fees	347	356	534
Mortgage origination revenue	303	—	—
Loss on disposition of bulk purchased mortgage loans	(2,022)	(656)	—
Gain on investment securities	1,433	8,958	664
Other derivative income	209	19	1,119
Other noninterest income	1,247	1,233	205

Total noninterest income	4,374	12,735	5,343

Noninterest expense:
Salaries and employee benefits	11,613	10,938	10,532
Occupancy of premises, furniture and equipment	2,554	2,672	2,617
Nonperforming asset expense	4,938	8,453	754
FDIC assessment	2,213	2,167	1,531
Legal fees, net	819	1,736	1,140
Early extinguishment of debt	—	—	527
Other noninterest expense	5,015	4,253	4,064

Total noninterest expense	27,152	30,219	21,165

Loss before income taxes	(10,441)	(3,676)	(4,039)
Income tax expense (benefit)	306	(647)	(1,221)

Net loss	(10,747)	(3,029)	(2,818)
Preferred dividends and discounts	(2,887)	(2,880)	(2,862)

Net loss applicable to common stockholders	$(13,634)	$(5,909)	$(5,680)

Basic loss per common share	$(1.30)	$(0.56)	$(0.54)
Diluted loss per common share	(1.30)	(0.56)	(0.54)

TAYLOR CAPITAL GROUP, INC.

COMPOSITION OF LOAN PORTFOLIO (unaudited)

(dollars in thousands)

The following table presents the composition of the Company’s loan portfolio as of the dates indicated:

	March 31, 2010		December 31, 2009		March 31, 2009
	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans
Loans:
Commercial and industrial	$1,263,210	42.4%	$1,264,369	42.8%	$1,439,272	44.8%
Commercial real estate secured	1,180,988	39.7	1,171,777	39.7	1,107,775	34.5
Residential construction & land	206,727	6.9	221,859	7.5	338,176	10.5
Commercial construction & land	142,845	4.8	142,584	4.8	175,117	5.4

Total commercial loans	2,793,770	93.8	2,800,589	94.8	3,060,340	95.2
Consumer-oriented loans	184,513	6.2	152,892	5.2	153,768	4.8

Gross loans	2,978,283	100.0%	2,953,481	100.0%	3,214,108	100.0%

Less: Unearned discount	(4)		(6)		(12)

Total loans	2,978,279		2,953,475		3,214,096
Less: Loan loss allowance	(100,151)		(106,185)		(130,282)

Net loans	$2,878,128		$2,847,290		$3,083,814

Loans Held for Sale	$28,492		$81,853		—

The following tables provide details of the Company’s commercial real estate and residential construction and land portfolios:

	March 31, 2010		December 31, 2009		March 31, 2009
	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Commercial real estate secured:
Commercial non-owner occupied:
Retail strip centers or malls	$211,933	17.9%	$211,817	18.1%	$205,032	18.5%
Office/mixed use property	145,139	12.3	149,951	12.8	146,451	13.2
Commercial properties	144,415	12.2	144,745	12.3	141,526	12.8
Specialized—other	125,726	10.7	121,530	10.4	108,808	9.8
Other commercial properties	66,228	5.6	64,602	5.5	57,411	5.2

Commercial non-owner occupied	693,441	58.7	692,645	59.1	659,228	59.5
Commercial owner-occupied	341,106	28.9	334,744	28.6	300,143	27.1
Multi-family properties	146,441	12.4	144,388	12.3	148,404	13.4

Total commercial real estate secured	$1,180,988	100.0%	$1,171,777	100.0%	$1,107,775	100.0%

Residential construction & land:
Residential construction	$167,728	81.1%	$173,432	78.2%	$269,506	79.7%
Land	38,999	18.9	48,427	21.8	68,670	20.3

Total residential construction and land	$206,727	100.0%	$221,859	100.0%	$338,176	100.0%

TAYLOR CAPITAL GROUP, INC.

CREDIT QUALITY (unaudited)

(dollars in thousands)

	At or for the Three Months Ended
	Mar. 31, 2010	Dec. 31, 2009	Mar. 31, 2009
Nonperforming Assets:
Loans contractually past due 90 days or more but still accruing interest	$58	$59	$95
Nonaccrual loans:
Commercial and industrial	25,310	26,687	25,472
Commercial real estate secured	34,863	36,420	35,154
Residential construction and land	57,320	62,795	100,558
Commercial construction and land	14,171	4,245	17,117
All other loan types	9,468	11,256	5,901

Total nonaccrual loans	141,132	141,403	184,202

Total nonperforming loans	141,190	141,462	184,297
Other real estate owned and repossessed assets	27,355	26,231	18,232

Total nonperforming assets	$168,545	$167,693	$202,529

Other Credit Quality Information:
Loans contractually past due 30 through 89 days and still accruing	$13,186	$13,206	$9,514
Restructured loans not included in nonperforming assets	1,247	1,196	—
Recorded balance of impaired loans	132,911	141,697	191,769
Allowance for loan losses related to impaired loans	24,312	33,640	49,560

Allowance for Loan Losses Summary:
Allowance at beginning of period	$106,185	$107,132	$128,548
Net (charge-offs) recoveries:
Commercial and commercial real estate	(8,439)	(7,983)	(5,312)
Real estate—construction and land	(17,605)	(10,384)	(8,448)
Total consumer-oriented loans	(1,120)	(1,582)	(69)

Total net charge-offs	(27,164)	(19,949)	(13,829)
Provision for loan losses	21,130	19,002	15,563

Allowance at end of period	$100,151	$106,185	$130,282

Key Credit Ratios:
Nonperforming loans to total loans	4.70%	4.66%	5.73%
Nonperforming assets to total loans plus repossessed property	5.55%	5.48%	6.27%
Nonperforming assets to total assets	3.73%	3.81%	4.41%
Annualized net charge-offs to average total loans	3.59%	2.59%	1.71%
Allowance to total loans at end of period	3.33%	3.50%	4.05%
Allowance to nonperforming loans	70.93%	75.06%	70.69%
30 – 89 days past due to total loans	0.44%	0.44%	0.30%

TAYLOR CAPITAL GROUP, INC.

FUNDING LIABILITIES (unaudited)

(dollars in thousands)

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	March 31, 2010		December 31, 2009		March 31, 2009
	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits
In-market deposits:
Noninterest-bearing deposits	$606,604	20.8%	$640,590	21.5%	$519,187	16.5%
NOW accounts	243,649	8.3	224,787	7.5	230,573	7.3
Savings deposits	41,050	1.4	41,198	1.4	42,139	1.3
Money market accounts	457,534	15.7	451,953	15.2	385,817	12.2
Customer certificates of deposit	779,963	26.7	768,733	25.8	862,203	27.4
CDARS time deposits	124,558	4.3	132,231	4.4	28,258	0.9
Public time deposits	74,376	2.6	73,916	2.5	69,236	2.2

Total in-market deposits	2,327,734	79.8	2,333,408	78.3	2,137,413	67.8

Out-of-market deposits:
Brokered money market deposits	7,033	0.2	8,601	0.3	48,701	1.6
Out-of-local-market certificates of deposit	85,822	2.9	89,480	3.0	121,909	3.9
Brokered certificates of deposit	498,665	17.1	549,588	18.4	844,125	26.7

Total out-of-market deposits	591,520	20.2	647,669	21.7	1,014,735	32.2

Total deposits	$2,919,254	100.0%	$2,981,077	100.0%	$3,152,148	100.0%

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes the Company’s deposits as “in-market” and “out-of-market” deposits:

	Mar. 31, 2010	Dec. 31, 2009	Mar. 31, 2009
In-market deposits:
Noninterest-bearing deposits	$587,402	$659,146	$541,895
NOW accounts	227,981	307,025	234,028
Savings accounts	40,903	41,479	42,147
Money market accounts	483,209	438,080	419,286
Customer certificates of deposit	784,108	775,663	844,737
CDARS time deposits	163,025	116,256	53,717
Public time deposits	75,170	68,763	75,143

Total in-market deposits	2,361,798	2,406,412	2,210,953

Out-of-market deposits:
Brokered money market deposits	6,739	7,338	30,203
Out-of-local-market certificates of deposit	105,384	79,015	119,625
Brokered certificates of deposit	483,799	484,035	786,872

Total out-of-market deposits	595,922	570,388	936,700

Total deposits	$2,957,720	$2,976,800	$3,147,653

TAYLOR CAPITAL GROUP, INC.

RECONCILIATION OF U.S. GAAP FINANCIAL MEASURES (unaudited)

(dollars in thousands)

The following, as of the dates indicated, reconciles the loss before income taxes to pre-tax, pre-provision earnings from core operations.

	Mar. 31, 2010	Dec. 31, 2009	Mar. 31, 2009
Loss before income taxes	$(10,441)	$(3,676)	$(4,039)
Add back (subtract):
Provision for loan losses	21,130	19,022	15,563
Nonperforming asset expense	4,938	8,453	754
Gain on investment securities	(1,433)	(8,958)	(664)

Pre-tax, pre-provision earnings from core operations	$14,194	$14,841	$11,614

The Company’s accounting and reporting policies conform to U.S. generally accepted accounting principles (“GAAP”) and general practice within the banking industry. Management uses certain non-GAAP financial measures to evaluate the Company’s financial performance and has provided the non-GAAP measure of pre-tax, pre-provision earnings from core operations. In this non-GAAP financial measure, the provision of loan losses, nonperforming asset expense and certain non-recurring items, such as gains and losses on investment securities, are excluded from the determination of operating results. Management believes that this measure is useful because it provides a more comparable basis for evaluating financial performance from core operations period to period.

Taylor Capital Group, Inc.

Summary of Key Financial Data

Dollars in Thousands

Unaudited

	2010	2009
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter
Condensed Income Data:
Net interest income	$33,467	$32,810	$32,375	$30,380	$27,346
Provision for loan losses	21,130	19,002	15,539	39,507	15,563
Total noninterest income	4,374	12,735	3,376	12,137	5,343
Total noninterest expense	27,152	30,219	22,516	23,707	21,165

Loss before income taxes	(10,441)	(3,676)	(2,304)	(20,697)	(4,039)
Income tax expense (benefit)	306	(647)	144	2,558	(1,221)

Net loss	(10,747)	(3,029)	(2,448)	(23,255)	(2,818)
Preferred dividends and discounts	(2,887)	(2,880)	(2,873)	(2,868)	(2,862)

Net loss applicable to common shareholders	$(13,634)	$(5,909)	$(5,321)	$(26,123)	$(5,680)

Per Share Data:
Basic loss per common share	$(1.30)	$(0.56)	$(0.51)	$(2.49)	$(0.54)
Diluted loss per common share	(1.30)	(0.56)	(0.51)	(2.49)	(0.54)
Book value per common share	8.54	9.02	11.78	10.24	13.85
Weighted average shares-basic	10,515,668	10,504,027	10,502,844	10,492,789	10,471,516
Weighted average shares-diluted	10,515,668	10,504,027	10,502,844	10,492,789	10,471,516
Shares outstanding-end of period	11,076,197	11,076,707	11,078,011	11,081,429	11,093,349

Performance Ratios (annualized):
Loss on average assets	-0.96%	-0.28%	-0.22%	-2.04%	-0.25%
Loss on average equity	-16.25%	-4.19%	-3.58%	-30.20%	-3.69%
Efficiency ratio (1)	74.58%	82.59%	63.65%	67.89%	66.09%

Average Balance Sheet Data (2):
Total assets	$4,479,495	$4,390,123	$4,543,191	$4,570,534	$4,434,293
Investments	1,351,711	1,220,768	1,325,722	1,341,763	1,150,587
Cash equivalents	294	1,118	2,637	527	2,473
Loans	3,022,833	3,079,862	3,180,992	3,187,740	3,238,537
Total interest-earning assets	4,374,838	4,301,748	4,509,351	4,530,030	4,391,597
Interest-bearing deposits	2,312,650	2,340,487	2,526,961	2,580,403	2,632,961
Borrowings	1,245,568	1,058,628	1,074,533	1,027,010	909,565
Total interest-bearing liabilities	3,558,218	3,399,115	3,601,494	3,607,413	3,542,526
Noninterest-bearing deposits	606,604	640,590	598,760	578,020	519,187
Total stockholders’ equity	264,588	289,178	273,504	307,977	305,111

Tax Equivalent Net Interest Margin:
Net interest income as stated	$33,467	$32,810	$32,375	$30,380	$27,346
Add: Tax equivalent adjust.-investment (3)	662	681	732	763	768
Tax equivalent adjust.-loans (3)	25	29	29	29	29

Tax equivalent net interest income	$34,154	$33,520	$33,136	$31,172	$28,143

Net interest margin without tax adjust.	3.09%	3.03%	2.86%	2.69%	2.51%
Net interest margin—tax equivalent (3)	3.15%	3.10%	2.92%	2.76%	2.58%
Yield on earning assets without tax adjust.	4.88%	4.99%	4.94%	4.93%	5.00%
Yield on earning assets—tax equivalent (3)	4.95%	5.05%	5.01%	5.00%	5.07%
Yield on interest-bearing liabilities	2.21%	2.47%	2.61%	2.82%	3.09%
Net interest spread—without tax adjust.	2.67%	2.52%	2.34%	2.11%	1.91%
Net interest spread—tax equivalent (3)	2.74%	2.58%	2.40%	2.18%	1.98%

	Mar. 31, 2010	Dec. 31, 2009	Sept. 30, 2009	June 30, 2009	Mar. 31, 2009
Condensed Balance Sheet Data:
Investment securities	$1,408,240	$1,271,271	$1,306,098	$1,306,174	$1,321,605
Loans	3,006,771	3,035,328	3,114,254	3,177,739	3,214,096
Allowance for loan losses	100,151	106,185	107,132	132,927	130,282
Total assets	4,514,180	4,403,502	4,485,081	4,548,325	4,596,701
Total deposits	2,957,720	2,976,800	3,052,729	3,204,574	3,147,653
Total borrowings	1,250,830	1,106,971	1,086,892	974,344	1,060,212
Total stockholders’ equity	253,800	258,806	289,020	271,635	311,425

Asset Quality Ratios:
Nonperforming loans	$141,190	$141,462	$176,020	$189,816	$184,297
Nonperforming assets	168,545	167,693	196,333	212,886	202,529
Allowance for loan losses to total loans	3.33%	3.50%	3.44%	4.18%	4.05%
Allowance for loan losses to nonperforming loans	70.93%	75.06%	60.86%	70.03%	70.69%
Nonperforming assets to total loans plus repossessed property	5.55%	5.48%	6.26%	6.65%	6.27%

Capital Ratios (Taylor Capital Group, Inc.):
Total Capital (to Risk Weighted Assets)	12.34%	12.72%	12.75%	12.51%	12.87%
Tier I Capital (to Risk Weighted Assets).	9.29%	9.79%	9.86%	9.67%	10.07%
Leverage (to average assets)	7.07%	7.60%	7.47%	7.52%	8.29%

Footnotes:

(1)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.
(2)	Average balances are daily averages.
(3)	Adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.